Exhibit 99.1

Fusion Acquisition Corp. II Receives NYSE Notice Regarding Delayed Form 10-K Filing

NEW YORK, NEW YORK, April 24, 2023 – Fusion Acquisition Corp. II (NYSE: FSNB) (the “Company”) today announced that it received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Form 10-K”) with the Securities and Exchange Commission (the “SEC”). The notice has no immediate effect on the listing of the Company’s securities on the NYSE.

The NYSE informed the Company that, under the NYSE’s rules, the Company can regain compliance with the NYSE’s continued listing requirements by filing the 2022 Form 10-K with the SEC at any time prior to October 17, 2023.

As the Company reported in its Form 12b-25 filed with the SEC on March 31, 2023, the Company requires additional time to finalize its financial statements.

The Company is working diligently to complete the 2022 Form 10-K and expects to file such report as soon as practicable.

Cautionary Note Concerning Forward-Looking Statements

This press release contains certain forward-looking statements, including without limitation the Company’s current expectations and intentions with respect to the filing of its 2022 Form 10-K. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, including the length of time that may be required for the Company to complete its procedures and file the 2022 Form 10-K, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company's filings with the SEC.

Contact

Cody Slach

Gateway Investor Relations

(949) 574-3860

FUSION@gatewayir.com